Exhibit 99.1

Vivakor Announces Proposed Hydrogen Plant and Fueling Station at a Texas International Airport

Covers approximately 12.9 acres, advancing proposed expansion of Vivakor’s energy infrastructure platform

Dallas, TX, Oct. 30, 2026 (GLOBE NEWSWIRE) – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse and remediation services, today announced receipt of a signed, nonbinding letter of intent (“LOI”) from the operator of a major Texas international airport, to negotiate a lease for approximately 12.9 acres at the airport for a proposed hydrogen production plant and fueling station.

The proposed development would expand Vivakor’s energy infrastructure platform into airport fueling services. The October 14, 2026 LOI also allows for consideration of additional land if necessary.

Vivakor envisions a phased development, beginning with hydrogen and compressed natural gas (“CNG”) fueling infrastructure. The proposed facility would support the airport operator’s planned acquisition of 10 hydrogen-powered buses while providing CNG fueling capabilities for its existing vehicles. Additional airport transportation and airline ground support vehicles represent potential future applications.

A second phase would involve the proposed development of an on-site hydrogen production plant using airport-generated organic waste, including food waste and sewage sludge, as potential feedstock. The concept would connect waste generated by airport operations with hydrogen fuel used in those same operations, creating opportunities to expand production and distribution as demand develops.

The proposed project would extend Vivakor’s environmental services strategy into an additional transportation fuel market, building on the resource recovery focus of its Remediation Processing Center initiative.

“This is a significant new opportunity that our team has been working to advance for some time,” said James H. Ballengee, Chairman and Chief Executive Officer of Vivakor. “The proposed development connects an initial airport fueling need with our longer-term vision of recovering value from waste to produce transportation fuel. We look forward to working with the airport operator to advance lease discussions, site planning and required approvals.”

The proposed lease and development remain subject to negotiation of definitive agreements, Federal Aviation Administration (“FAA”) approval, required airport reviews and written approvals, and compliance with applicable local, environmental and safety requirements.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:

P: 469-480-7175
info@vivakor.com